FOR IMMEDIATE RELEASE

ENERJEX RESOURCES CEO TO PRESENT AT IPAA OGIS NEW YORK

San Antonio, Texas (April 15, 2013) – EnerJex Resources, Inc. (OTCMarkets: ENRJ) (“EnerJex” or the “Company”), a domestic onshore oil company, announced today that its Chief Executive Officer, Robert Watson, Jr., will present at IPAA’s Oil & Gas Investment Symposium (OGIS) in New York, NY on Tuesday, April 16th, at 4:10 p.m. Eastern Time.

A live webcast of EnerJex’s presentation will be available at the following link:

http://www.investorcalendar.com/CEPage.asp?ID=170803. In addition, a copy of the presentation will be available on the Company’s website at www.enerjex.com.

About EnerJex Resources, Inc.

EnerJex is a domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to acquire, develop, explore and produce oil properties onshore in the United States. Additional information is available on EnerJex’s web site at www.enerjex.com.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

or

Investor Relations

Equity Market Advisors, LLC

Daniel Vernon, EMD Advisor

Phone: (405) 230-1124

Email: dv@equitymarketadvisors.com